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                                                                  Exhibit 10.17

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into and effective this 13th day of October 1997 by and between Jet Aviation Trading, Inc., a Florida Corporation (the "Company"), and Joseph Janusz ("Employee").

                                   Witnesseth

         WHEREAS, the Company desires to enter into an agreement providing for the Employee's employment as Chief Financial Officer;

         WHEREAS, the Employee is willing to be employment by the Company for two (2) years;

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties agree as follows:

         1.) The Company will employ Employee and Employee will serve the Company as Chief Financial Officer for a period of two (2) years (The "Employment Period")

         2.) Employee will devote his best efforts and attention to the affairs of the Company.

         3.)     (a)       As Compensation hereunder, the Company will pay,
                           and Employee will accept:

                           (i) Base Compensation of $78,000.00 per annum for the period of employment from the date hereof through the second anniversary hereof, payable biweekly, with such upward adjustments as may from time to time be granted.

                           (ii) Such bonus, supplemental or incentive compensation and health, disability or other payment or benefits as are consistent with the Company's then current policies.

                           (iii) Such discretionary expenses as are necessary for his performance of this agreement and for the benefit of the Company, subject to the submission and approval of written statements in accordance with the Company's standard policies as in effect from time to time.



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                  (b)      Employee will be entitled to two (2) weeks of paid
                           vacation per year.

                  (c) Employee will participate in the Company's stock option plan. The Company will grant options to purchase 20,000 shares of the Common Stock of Jet Aviation Trading, Inc. under the Company's stock option plan.

         4.) Employee's employment hereunder may be terminated by the Company at any time for "cause" or "disability" as defined herein. "Cause" shall mean conviction of a felony relating to the business of the Company, or act of dishonesty either involving Employee's employment or harmful to Employer or other employees, including fraud, misappropriation, embezzlement or the like or the misfeasance, malfeasances or non-feasance of Employee in carrying out the duties of Employee's employment with Employer, not cured with thirty (30) days prior notice. "Disability" shall mean a physical condition of employee which renders him unable to perform his duties for the Company for a period of six months or longer, as confirmed in writing by Employee's independent physician, Employee's employment hereunder will terminate upon Employee's attainment of age 65 or upon the death of Employee. Upon any such termination of employment for cause, disability, attainment of age 65 or because of death, the Company will have no further obligations hereunder.

                  a) Upon termination of employee's employment hereunder at the end of the Term or because of the death or permanent disability of Employees, Employee or in the event of his death or his mental incapacity his person representative, shall be paid his Basis Compensation hereunder, prorated through the date of termination. In addition if termination of this agreement is due to the death of the Employee, his estate shall be entitled to the payment of the Employee's Basis Compensation for sixty (60) days after the date of Employee's death.

                  b) In the event that employee incurs a disability of either a physical or mental character which, in the opinion of the physician selected by the employer, which physician shall be approved by Employee (which approval shall not be unreasonably withheld), renders him disabled from performing the usual and customary duties to be rendered hereunder or heretofore rendered by Employee, he shall receive his full Basis Compensation for the first ninety (90) days or any part thereof of continuous disability.

                  c) Upon termination of Employees employment hereunder, for reasons not for cause, death, permanent disability, his voluntary leaving or the expiration of the Term hereof, such reasons to include, without limitation, the dismissal of the Employee by Employer for reasons not for cause, or the dissolution of the Employer, Employee shall be

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                           entitled to receive his Basis Compensation for twelve
                           (12) months payable no less often than semi-monthly following Termination of employee's employment under this Employment Agreement immediately above, ("Severance") prorated, annualized and calculated through the Employment Period.

         5.) Any dispute or controversy arising under or in connection with this agreement will be settled by arbitration, conducted before a panel of three arbitrator in Miami, Florida in accordance with the rules of the American Arbitration Association then in effect. The arbitrators must be approved by both the Company and Employee and their decision will be binding on the parties and conclusive for all purposes. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expenses of such arbitration will be borne by the Company.

         6.) The Company will pay or reimburse Employee for all cost and expenses (including without limitation, attorney's fees, fines and penalties) incurred by Employee as a result of (i) any claim action or proceeding ("claim"), including, without limitation, a claim by Employee against the Company arising out of, or challenging the validity, advisability or enforceability of this Agreement or any provision hereof and
                  (ii) any claim in which Employee is a defendant and with respect to which Employee certifies to the Company that the claim resulted from action or the failure to act by Employee in the interest of, or not contrary to the interest of, the Company or any corporation, person or other entity affiliated with the Company.

         7.) The Company will promptly require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Employee expressly, absolutely, and unconditionally to assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

                  As used herein, "the Company" includes any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this
                  Section 7 or which otherwise becomes bound by all the terms and provision of this Agreement by law.

         8.) Any termination of Employee's employment by the Company will be communicated to the Employee at the address set forth below (or such other address as Employee shall have notified the Company of in writing for purposes of this agreement) in a written notice and, will specify a termination date no sooner than 30 days after giving such notice.


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         9.)      Employee represents and warrants to the Company that he is under no contractual or other restriction which is inconsistent with his execution of this Agreement the performance by him of his duties hereunder, or with the rights of the Company hereunder.

         10.) It is the desire and the intent of the parties that the terms and conditions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or condition of this Agreement is adjudicated or becomes by operation of law invalid or unenforceable, the Agreement will be deemed amend to delete therefrom such terms or condition to the extent necessary to preserve its validity and enforceability, and the remainder of this Agreement will remain in full force and effect. A deletion resulting from adjudication will apply only with respect to the operation of that term or condition in the particular jurisdiction in which such adjudications's made.

         11.) Except as otherwise specifically provided, herein, Employee's entitlement to benefits hereunder will not be governed by any duty to mitigate his damages by seeking further employment no offset by any compensation which he may receive from future employment.

         12.) No right, benefit, or interest hereunder will be subject to assignment, anticipation, alienation, sale, encumbrances, charge, pledge hypothecation or set-off in respect to any claim, debt or obligation, or to execution, attachment, levy or similar process; provided, however, that Employee may assign any right, benefit or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

         13.) This Agreement constitute the full and complete understanding and agreement of the parties with respect to the subject matter hereof and may not be changed or terminated orally.

         14.) This Agreement will be governed by and construed in accordance with the law of the State of Florida conflict of law principles.

         15.) Each notice or communication required or permitted to be given hereunder will be in writing and will be delivered or mailed by air or express mail to the address of the Company, or of Employee, as the case may be, set forth below (or such other address as any of them may specify as its address by written notice to the other):

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                           If to the Company:

                           Jet Aviation Trading, Inc.
                           15675 N.W. 15 the Avenue
                           Miami, Florida 33169

                           If to the Employee:

                           Joseph Janusz
                           P.O. Box 4652
                           Miami Lakes, Florida 33014

         16.) This Agreement may be executed in one or more counterpart copies, each of which will be deemed an original and will become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other party.

In Witness whereof, the parties have duly executed this Agreement on the date first above written.

JET AVIATION TRADING, INC.


By:
        -----------------------------------
        Joseph J. Nelson
        President & CEO

Date:
        -----------------------------------

EMPLOYEE

By:
        -----------------------------------
        Joseph Janusz

Date:
        -----------------------------------


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                        EXTENSION OF EMPLOYMENT AGREEMENT
                                FOR JOSEPH JANUSZ



This extension of employment agreement referring to the employment agreement dated 13th day of October 1997 is made and entered into this 11th day of June 1999 and effective October 14th 1999 by and between Joseph Janusz ("employee") and Aviation Holding International, Inc. fka (Jet Aviation Trading, Inc.) a Florida Corporation.

                                   WITNESSETH

The parties agree as follows:

         1. The term of employment has been extended for the period commencing as of October 14th, 1999 and continuing until April 30th, 2000 (extension period) or unless sooner terminated as provided in employment agreement dated 13 day of October 1997.

         2. Basic Compensation in extension period of employees term of employment. Employee shall receive as basis compensation ("Basis Compensation") for all services rendered by the employee hereunder, an annual salary during the extension period of $89,500,00 payable in accordance with the customary payroll practices of employee, but in no event less frequently than semi-monthly.

         3. Employee will participate in Aviation Holdings Group, Inc. Stock Option Plan. All 55,000 stock options granted to the employee by Aviation Holdings Group, Inc., which replaced the same number of options granted under the predecessor plan of Aviation Holdings International, Inc. shall expire five (5) year from the date hereof.

                                                  Employer

Attest:                                  Aviation Holdings, International, Inc.
                                         Fka (Jet Aviation Trading, Inc.)


By:                                      By:    /s/ Joseph Nelson
   --------------------------------             -------------------------------
                                                Joseph Nelson
                                                President & CEO



Witnesses:


/s/ Cynthia S. Taylor                                /s/ Joseph Janusz
-----------------------------------                  --------------------------
                                                     Joseph Janusz